JONATHON P. REUBEN CPA,
AN ACCOUNTANCY  CORPORATION
23440 HAWTHORNE BLVD., SUITE 200
TORRANCE, CA 90505

June 23, 2011

Securities and Exchange Commission
450 5th Street NW
Washington, D.C.  20549

Glen Rose Petroleum Corporation
Gentlemen:

We have read Item 4.01 of Glen Rose Petroleum Corporation’s Form 8-Kdated June 23, 2011 and agree with the statements therein concerning the Company.

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, CPA,
An Accountancy Corporation